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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      HEALTH MANAGEMENT ASSOCIATES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                  [HMA LOGO]

                      HEALTH MANAGEMENT ASSOCIATES, INC.

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

                               February 15, 2000

  The Annual Meeting of Stockholders of HEALTH MANAGEMENT ASSOCIATES, INC. (the "Company") will be held at the Philharmonic Center for the Arts, Daniels Pavilion, 5833 Pelican Bay Blvd., Naples, Florida 34108 on Tuesday, February 15, 2000 at 1:30 p.m., local time, for the following purposes more fully described in the accompanying proxy statement:

  1.  To elect six directors of the Company.

  2. To consider and act upon a proposal to approve and adopt an amendment to the Company's 1996 Executive Incentive Compensation Plan to increase the base number of shares of Common Stock available for Awards thereunder from 16,875,000 shares to 34,875,000 shares.

  3. To consider and act upon a proposal to approve and ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2000.

  4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on December 17, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

                                         BY ORDER OF THE BOARD OF DIRECTORS,

                                         Timothy R. Parry,
                                         Corporate Secretary

Dated: December 30, 1999

                      Health Management Associates, Inc.
                          5811 Pelican Bay Boulevard
                          Naples, Florida 34108-2710

                               -----------------

                                PROXY STATEMENT

                               -----------------

                                    GENERAL

  This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Health Management Associates, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company, which will be held on Tuesday, February 15, 2000, and at any adjournments thereof (the "Meeting"). This proxy statement and accompanying form of proxy are being first mailed to stockholders on or about December 30, 1999. The proxy, when properly executed and received by the Corporate Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing with the Corporate Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the six director nominees named herein and, unless otherwise indicated, FOR the other two proposals described in this proxy statement and in the accompanying notice of meeting.

  As of December 17, 1999, the record date for the Meeting, there were 240,858,205 shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), issued and outstanding. Only holders of Common Stock of record on the books of the Company at the close of business on December 17, 1999 are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each such stockholder is entitled to one vote for each share of Common Stock registered in his name. A majority of the outstanding Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business. Directors will be elected by a plurality of the votes cast at the Meeting. The affirmative vote of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, will be required to approve each of the other two proposals described in this proxy statement and in the accompanying notice of meeting.

  The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally or by telephone or other telecommunication. In addition, the Company has retained Corporate Investor Communications, Inc., a professional soliciting firm, which may assist in soliciting proxies for a fee of $6,000 plus reimbursement of out-of-pocket expenses. The Company has requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of December 17, 1999 certain information concerning shares of Common Stock held by (i) each stockholder known by the Company to own beneficially more than 5% of the class, (ii) each director of the Company, (iii) each "Named Executive" (see "EXECUTIVE COMPENSATION"), and
(iv) all directors and executive officers of the Company as a group:

                                           Common Stock
                                        Beneficially Owned
                                        -------------------
            Name and Address of           No. of   Percent
           Beneficial Owner (1)           Shares   of Class
           --------------------         ---------- --------
     William J. Schoen (2)              15,097,266   6.0%
      5811 Pelican Bay Blvd.
      Naples, FL 34108-2710

     Kent P. Dauten (3)                    382,557   0.2
      520 Lake Cook Road
      Suite 650
      Deerfield, IL 60015

     Robert A. Knox                        201,904   0.1
      717 Fifth Avenue
      New York, NY 10022

     Charles R. Lees (4)                   102,358     -
      2659 Townsgate Road
      Suite 226
      Westlake Village, CA 91361

     Kenneth D. Lewis (5)                   63,003     -
      Bank of America Corporate Center
      100 North Tryon Street
      58th Floor
      Charlotte, NC 28255

     William E. Mayberry, M.D. (6)          24,190     -
      826 Rue de Ville
      Naples, FL 34108

     Earl P. Holland (7)                 2,881,194   1.2
      5811 Pelican Bay Blvd.
      Naples, FL 34108-2710

     Joseph V. Vumbacco (8)              1,148,765   0.5
      5811 Pelican Bay Blvd.
      Naples, FL 34108-2710

     Stephen M. Ray (9)                  1,209,024   0.5
      5811 Pelican Bay Blvd.
      Naples, FL 34108-2710

     Timothy R. Parry (10)                  62,575     -
      5811 Pelican Bay Blvd.
      Naples, FL 34108-2710


                                              Common Stock
                                           Beneficially Owned
                                           -------------------
             Name and Address of             No. of   Percent
             Beneficial Owner (1)            Shares   of Class
             --------------------          ---------- --------
     The Equitable Companies               25,723,561   10.7
     Incorporated, et al. (11)
       1290 Avenue of the Americas
       New York, New York 10104

     All Directors and Executive Officers  21,172,836    8.4
     as a Group (10 persons) (12)

--------
(1) Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it. Negligible percentages have been omitted from the table.
(2) The amount shown includes: (a) 8,963,645 shares issuable upon exercise of currently exercisable options; (b) 460,120 shares held by Mr. Schoen individually; (c) 11,389 shares held by Mr. Schoen, and 6,500 shares held by his wife, each as custodian for their son (as to which shares Mr. Schoen disclaims beneficial ownership); and (d) an aggregate of 5,655,612 shares held by various trusts of which Mr. Schoen is settlor, trustee and/or beneficiary.
(3) The amount shown includes 4,782 shares issuable upon exercise of currently exercisable options.
(4) The amount shown includes 91,108 shares issuable upon exercise of currently exercisable options.
(5) The amount shown includes 34,316 shares issuable upon exercise of currently exercisable options.
(6) The amount shown includes: (a) 19,128 shares issuable upon exercise of currently exercisable options; and (b) 5,062 shares held by Dr. Mayberry as Trustee of the W.E. Mayberry Trust.
(7) The amount shown includes: (a) 697,500 shares issuable upon exercise of currently exercisable options; (b) 975,412 shares held by Mr. Holland individually; (c) an aggregate of 989,375 shares held by Mr. Holland in joint tenancy with members of his family; (d) 80,000 shares held by Mr. Holland's wife as custodian for their daughter (as to which shares Mr. Holland disclaims beneficial ownership); and (e) 138,907 shares held by Mr. Holland as sole Trustee of the Declaration of Trust Established for the Benefit of Earl P. Holland.
(8) The amount shown includes: (a) 1,024,950 shares issuable upon exercise of currently exercisable options; (b) 16,580 shares held in Mr. Vumbacco's account under the Company's Retirement Savings Plan, as to which shares he has investment power only; and (c) 107,235 shares held by Mr. Vumbacco individually, certain of which shares are held in a self-directed IRA in which Mr. Vumbacco has the sole power of disposition.
(9) The amount shown includes: (a) 531,000 shares issuable upon exercise of currently exercisable options; (b) 55,774 shares held by Mr. Ray individually; and (c) 622,250 shares held by Mr. Ray as sole Trustee of the Stephen M. Ray Living Trust.
(10) The amount shown includes: (a) 49,825 shares issuable upon exercise of currently exercisable options; (b) 7,250 shares held by Mr. Parry individually; and (c) 5,500 shares held by his wife in a self-directed IRA.
(11) The amount shown and the following information is derived from Schedule 13G dated August 10, 1999 filed jointly on behalf of The Equitable Companies Incorporated, AXA, and four French mutual insurance companies as a group. Such shares are beneficially owned by Sun Life & Provincial Holdings PLC (U.K.) (AXA entity) (1,000 shares), and Alliance Capital Management L.P. (22,513,855 shares), Donaldson, Lufkin & Jenrette Securities Corporation (244,650 shares), The Equitable Life Assurance Society of the United States (2,566,200 shares), and Wood, Struthers & Winthrop Management Corporation (397,856 shares) (subsidiaries of The Equitable Companies Incorporated). All of the shares were acquired solely for investment purposes and by Alliance Capital Management, L.P. and Wood,

      Struthers & Winthrop Management Corporation on behalf of client discretionary investment advisory accounts. Sun Life & Provincial Holdings PLC (U.K.), Alliance Capital Management L.P. and The Equitable Life Assurance Society of the United States have sole power to vote a total of 9,313,007 of such shares, shared power to vote a total of 15,860,200 of such shares and sole power to dispose of 25,543,766 of such shares. Donaldson, Lufkin & Jenrette Securities Corporation has shared power to dispose of 184,650 of such shares.
(12)  See footnotes (2) through (10) to this table.

                             ELECTION OF DIRECTORS

  A Board of Directors consisting of six directors is to be elected by the stockholders at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified.

  The Board of Directors recommends the election of the six nominees named below, all of whom are currently directors of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the six nominees named below. The Board of Directors does not contemplate that any of the nominees will not be able to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

                                                                       Year
                                                                      First
                                                                     Elected
                         Name and Background                         Director
                         -------------------                         --------
William J. Schoen, age 64, has served as Chairman of the Board and     1983
 Chief Executive Officer of the Company since April 1986. He was first elected a director in February 1983, became President and
 Chief Operating Officer in December 1983, and Co-Chief Executive
 Officer in December 1985. He relinquished the position of President in April 1997. From 1982 to 1987 Mr. Schoen was Chairman of
 Commerce National Bank, Naples, Florida, and from 1973 to 1981 he was President, Chief Operating Officer and Chief Executive Officer
 of The F&M Schafer Corporation, a consumer products company. From
 1971 to 1973, Mr. Schoen was President of the Pierce Glass
 subsidiary of Indian Head, Inc., a diversified company. Mr. Schoen also serves on the Board of Directors of Horace Mann Insurance
 Companies.

Kent P. Dauten, age 44, served as a director of the Company from       1981
 March 1981 through May 1983, and from June 1985 through September
 1988. He was again elected a director in November 1988. Since
 February 1994 Mr. Dauten has been President of Keystone Capital,
 Inc., a private investment advisory firm founded by him. From
 January 1993 until February 1994, Mr. Dauten was a Senior Vice
 President of Madison Dearborn Partners, Inc., an investment management company. Mr. Dauten was formerly a Senior Vice President of First Chicago Investment Corporation and First Capital
 Corporation of Chicago, the venture capital subsidiaries of First
 Chicago Corporation, where he had been employed in various
 investment management positions since 1979. Mr. Dauten also serves on the Boards of Directors of Iron Mountain, Incorporated and
 ElderTrust.

Robert A. Knox, age 47, became Senior Managing Director of             1985
 Cornerstone Equity Investors, LLC, an investment advisory firm, in
 December 1996. From 1994 until December 1996, he was Chairman and
 Chief Executive Officer, and from 1984 to 1994 he was President, of
 Prudential Equity Investors, Inc., an investment capital firm.
 Prior to that and since 1975, Mr. Knox was employed by The
 Prudential Insurance Company of America. He also serves on the
 Board of Directors of Lechters, Inc. and various private companies, and is a Trustee of Boston University.

Charles R. Lees, age 80, served as a director of the Company from      1988
 April through September 1988, and was again elected a director in
 February 1989. Mr. Lees has been in the private practice of law, concentrating in tax matters, since May 1985. For more than 25 years prior to his retirement in 1979, Mr. Lees was a Partner of the accounting firm of KPMG International, formerly known as KPMG
 Peat Marwick LLP, specializing in tax matters.

                                                                         Year
                                                                        First
                                                                       Elected
                         Name and Background                           Director
                         -------------------                           --------
Kenneth D. Lewis, age 52, has served as President and Chief Operating    1991
 Officer of Bank of America since October 1999. From January 1999 to
 October 1999, he served as President, and from September 1998 to
 January 1999, he served as President, Consumer and Commercial
 Banking, of Bank of America. Prior to that, he was President of
 NationsBank Corporation, a position that he had held since November
 1993. From December 1991 to November 1993 he served as President of
 General Banking of NationsBank. Prior to that, Mr. Lewis had been employed by NCNB Corporation in various capacities since 1969, including President of NCNB Texas from 1988 to 1990 and President of
 NCNB National Bank of Florida from 1986 to 1988.

William E. Mayberry, M.D., age 70, is the retired President and Chief    1994
 Executive Officer of the Mayo Foundation and the retired Chairman of the Board of Governors of the Mayo Clinic, Rochester, Minnesota,
 where he had been employed in various capacities from 1960 until his retirement in 1992.

 Board Meetings and Committees of the Board

  During the fiscal year ended September 30, 1999 ("Fiscal 1999"), the Board of Directors held seven meetings. Each director attended at least 75% of the Board meetings and meetings of the Board Committees on which he served.

  The Company has standing Audit and Compensation Committees of the Board of Directors. Although the Company has no standing Nominating Committee, the Board of Directors will consider director nominees recommended by stockholders. Such recommendations should be sent to the Company, to the attention of the Corporate Secretary.

  The members of the Audit Committee are Messrs. Dauten (Chairman), Lees and Dr. Mayberry. The Committee reviews with Ernst & Young LLP, the Company's independent auditors, the Company's financial statements and internal accounting procedures, Ernst & Young LLP's auditing procedures and fees, and the possible effects of professional services upon the independence of Ernst & Young LLP. In addition, the Audit Committee provides oversight review of the Company's Corporate Compliance Program. The Audit Committee held four meetings during Fiscal 1999.

  The members of the Compensation Committee are Messrs. Knox (Chairman), Dauten and Lewis. The Committee makes recommendations to the Board with respect to compensation and benefits paid to the Company's senior management. The Compensation Committee also makes determinations under the Company's various plans providing incentive compensation for management. See "EXECUTIVE COMPENSATION." The Compensation Committee held five meetings during Fiscal 1999.

 Compensation of Outside Directors

  During Fiscal 1999, the Company paid its non-employee directors $2,000 per quarter for their services as directors, $2,000 for each Board meeting attended prior to January 1, 1999, and $3,000 for each Board meeting attended thereafter. All of the Company's directors other than Mr. Schoen qualified for such payments, and during Fiscal 1999 such fees paid aggregated $133,000. The Company also reimburses all of its directors for reasonable expenses incurred in connection with attending Board and Board committee meetings. Except as described under "Outside Directors' Stock Options" immediately below, the Company had no other compensation arrangements with non-employee directors during Fiscal 1999.

 Outside Directors' Stock Options

  Pursuant to the Company's Stock Option Plan for Outside Directors, during Fiscal 1999 the Company granted to each of Messrs. Dauten, Knox, Lees, Lewis and Dr. Mayberry (the "Optionees"), each a non-employee director of the Company, an option, expiring on May 27, 2009, to purchase 2,000 shares of Common Stock at an exercise price of $13.00 per share. Each option is exercisable in 500-share annual increments commencing one year from the date of the grant. None of such options is transferable except by will or intestacy, and during the Optionee's lifetime they are exercisable only by him. Unexercised options lapse 90 days after the Optionee ceases to be a director of the Company, except that if the Optionee dies while serving as a director, his options lapse six months after death.

  No non-employee directors exercised options during Fiscal 1999.

                            EXECUTIVE COMPENSATION

  Shown on the table below is information on the annual and long-term compensation for services rendered to the Company in all capacities, for the fiscal years ended September 30, 1999, 1998 and 1997, paid by the Company to those persons who were, at the end of Fiscal 1999, the Chief Executive Officer of the Company and the four other executive officers of the Company (collectively, the "Named Executives").

                          Summary Compensation Table

                                     Annual Compensation       Long-Term Compensation
                                  ------------------------- -----------------------------
                                                                   Awards        Payouts
                                                     Other  -------------------- --------
                                                    Annual  Restricted                    All Other
                                                    Compen-   Stock                LTIP    Compen-
                                   Salary   Bonus   sation    Awards    Options  Payouts   sation
Name and Principal Position  Year ($) (1)  ($) (2)  ($) (3)  ($) (4)    (#) (5)  ($) (6)     ($)
---------------------------  ---- -------- -------- ------- ---------- --------- -------- ---------
William J. Schoen            1999 $581,250 $383,625 $3,333   $383,625  1,000,000 $300,000      0
Chairman and Chief           1998  525,000  525,000  3,333    525,000          0  300,000      0
Executive Officer            1997  518,750  518,750  3,167    518,750  4,500,000   49,194      0

Earl P. Holland              1999 $356,250 $235,125 $3,333   $235,125    500,000        0      0
Vice Chairman and Chief      1998  300,000  300,000  3,333    300,000          0        0      0
Operating Officer            1997  271,392  236,831  3,167    236,831    675,000        0      0

Joseph V. Vumbacco           1999 $368,750 $243,375 $2,458   $243,375    500,000        0      0
President and Chief          1998  350,000  350,000  2,333    350,000          0        0      0
Administrative Officer       1997  295,685  260,599    583    260,599    900,000        0      0

Stephen M. Ray               1999 $191,000 $ 90,486 $3,333   $ 90,486    200,000        0      0
Executive Vice President     1998  164,000   98,400  3,166     98,400          0        0      0
and Chief Financial          1997  162,375   97,425  3,248     97,425    281,250        0      0
Officer

Timothy R. Parry (7)         1999 $149,000 $ 49,170 $3,333   $ 40,170    100,000        0      0
Vice President, General      1998  146,000   73,000  2,920     73,000     37,500        0      0
Counsel and Corporate        1997  130,625   65,313  1,375     65,313     16,875        0      0
Secretary

--------
(1) The amounts shown include cash compensation earned and paid during the fiscal year indicated as well as cash compensation deferred at the election of the Named Executive.
(2) The bonuses shown were awarded and paid in the succeeding fiscal year for services rendered during the fiscal year indicated.
(3) The amounts shown include employer contributions to the Company's Retirement Savings Plan, a 401(k) plan. The amounts shown do not include the value of perquisites and other personal benefits because the aggregate amount of such compensation for each fiscal year shown did not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus shown for the Named Executive.
(4) The amounts shown reflect contingent awards of Common Stock pursuant to the Company's 1996 Executive Incentive Compensation Plan (the "EICP"). See "PROPOSAL TO AMEND 1996 EXECUTIVE INCENTIVE COMPENSATION PLAN." The awards shown were made in the succeeding fiscal year for services rendered during the fiscal year indicated, and the dollar values shown represent the aggregate market value of the shares awarded on the respective dates of the awards. Without giving effect to awards made after the close of Fiscal 1999, the aggregate numbers and dollar values of such shares credited to the respective individuals' contingent award accounts at Fiscal 1999 year-end, based on the market value of the Common Stock at Fiscal 1999 year-end ($7.75 per share), were: Mr. Schoen-- 169,005 shares ($1,309,789); Mr. Holland--70,253 shares ($544,461); Mr.

     Vumbacco--44,761 shares ($346,898); Mr. Ray--29,993 shares ($232,446); and
     Mr. Parry--9,837 shares ($76,237). Dividends are not payable on such shares, but customary anti-dilution adjustments apply in the event of stock splits and stock dividends.
(5) The amounts shown have been adjusted to give effect, as applicable, to two 3-for-2 stock splits in the form of stock dividends paid on October
     23, 1997 and July 17, 1998.
(6) The amounts shown reflect the payment of benefits under the Company's Supplemental Executive Retirement Plan. See "EXECUTIVE COMPENSATION-- Supplemental Executive Retirement Plan."
(7) Mr. Parry first became an executive officer at the close of Fiscal 1997, but the amounts shown for Fiscal 1997 reflect his compensation for the full fiscal year.

Stock Options

  Shown below is further information on grants of stock options during Fiscal 1999 to the Named Executives under the EICP. No stock appreciation rights ("SARs") were granted in Fiscal 1999 and there are no SARs outstanding.

                         Option Grants in Fiscal 1999

                                                                    Grant Date
                        Individual Grants                              Value
------------------------------------------------------------------ -------------
                                    Percent of
                                      Total
                                     Options
                                    Granted to
                           Options  Employees  Exercise             Grant Date
                           Granted  in Fiscal   Price   Expiration Present Value
           Name              (#)       Year     ($/Sh)     Date       ($) (1)
           ----           --------- ---------- -------- ---------- -------------
William J. Schoen........ 1,000,000    27.1%    $13.00   5/27/09    $6,090,000
Earl P. Holland..........   500,000    13.6      13.00   5/27/09     3,045,000
Joseph V. Vumbacco.......   500,000    13.6      13.00   5/27/09     3,045,000
Stephen M. Ray...........   200,000     5.4      13.00   5/27/09     1,218,000
Timothy R. Parry.........   100,000     2.7      13.00   5/27/09       609,000

--------
(1) The hypothetical grant date present value for the options granted during Fiscal 1999 is presented pursuant to the rules of the Securities and Exchange Commission (the "SEC") and is calculated under the modified Black-Scholes Model for pricing options, a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in forecasting an option's present value. Factors used to value the options shown on the table include the expected volatility rate of the shares underlying the options (.446), risk free rate of return (5.72%), dividend yield (0%), projected time of exercise (5 years) and projected risk of forfeiture rate for vesting period (0% per annum). The actual before-tax amount, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of the Common Stock over the exercise price per share of the Common Stock at the time an option is exercised. There is no assurance that the hypothetical grant date present value of the options reflected on this table will be realized.

  Shown below is information with respect to option exercises by the Named Executives during Fiscal 1999 and unexercised options to purchase Common Stock, granted to the Named Executives during and prior to Fiscal 1999 under the EICP and the Company's prior stock option plans and held by them at the end of Fiscal 1999.

                  Aggregated Option Exercises in Fiscal 1999
                      and Fiscal Year-End Option Values*

                                                    Number of Unexercised     Value of Unexercised
                                                       Options Held at       in-the-Money Options at
                           Shares                    Fiscal Year-End (#)     Fiscal Year-End ($)(1)
                         Acquired on     Value    ------------------------- -------------------------
          Name           Exercise (#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
          ----           ------------ ----------- ----------- ------------- ----------- -------------
William J. Schoen.......  1,000,000   $5,620,000   8,963,645    2,500,000   $21,328,128        0
Earl P. Holland.........    337,500    1,042,875     697,500      725,000             0        0
Joseph V. Vumbacco......          0            0   1,024,950      800,000             0        0
Stephen M. Ray..........          0            0     531,000      293,750       452,603        0
Timothy R. Parry........          0            0      49,825      133,750             0        0

--------
* Pursuant to anti-dilution provisions of the respective plans, all numbers of shares and per share prices have been adjusted to give effect, as applicable, to seven 3-for-2 stock splits in the form of stock dividends paid on April 9, 1992, November 3, 1993, June 17, 1994, October 20, 1995, June 14, 1996, October 23, 1997 and July 17, 1998.
(1) Expressed as the excess of the market value of the Common Stock at Fiscal 1999 year-end ($7.75 per share) over the exercise price of each option.

Employment Agreements

  The Company has an Amended and Restated Employment Agreement with William J. Schoen, dated December 15, 1992, providing for him to serve as the Company's Chairman of the Board, President and Chief Executive Officer at an annual base salary of $400,000, subject to cost of living increases by the Board of Directors. Mr. Schoen is also guaranteed participation in the Company's Incentive Compensation Plan for Corporate Officers and Management Staff (the "Incentive Compensation Plan") (see "EXECUTIVE COMPENSATION--Report of Compensation Committee With Respect to Executive Compensation") at the 100% category, and certain fringe benefits. Mr. Schoen's employment is terminable upon his death, disability, voluntary termination or for defined cause. Should the Company otherwise terminate Mr. Schoen's employment or reduce his responsibilities or authority, or should there be a defined change in control of the Company, then Mr. Schoen will be entitled to a lump sum payment equal to the gross income paid him by the Company for the preceding three years. Mr. Schoen has agreed not to compete with the Company or its affiliates during the term of this agreement.

  The Company does not have employment agreements with any of its other executive officers.

Supplemental Executive Retirement Plan

  The Company's Supplemental Executive Retirement Plan (the "Supplemental Plan") is a deferred compensation plan for key executive employees that is not intended to be tax-qualified. It commenced on May 1, 1990 for the Company's executive officers. Each participant in the Supplemental Plan is entitled to receive a fixed monthly benefit, commencing on his normal retirement date, for the longer of 120 months or his life. The monthly benefit, which is determined by the Board of Directors, may vary for each participant and may be increased periodically by the Board. During Fiscal 1999, the Company recorded $240,000 of deferred compensation expense in respect of the Supplemental Plan. To qualify for benefits, a participant must continue as an employee until age 62 and must be an employee for at least five years after commencing participation. No benefit is paid if employment is terminated earlier, regardless of the reason, except if a participant's employment is terminated by the Company for reasons other than "cause," or by the participant for a "stated good reason," within two years after a "change of ownership" of the Company (as those terms are defined in the Supplemental Plan). In that case, the actuarial equivalent of a participant's retirement benefit is paid in a single sum as soon as practicable after termination of employment. If such a change of ownership occurs after a participant has already begun to receive benefit payments, the actuarial equivalent of the remaining benefits payable will be paid in a single sum. In the event a participant dies after qualifying for retirement benefits but before all retirement benefits are paid, the remaining benefits payable will be paid to the participant's designated beneficiary or legal representative. Life insurance contracts may be purchased by the Company to provide some or all of the benefits under the Supplemental Plan.

Report of Compensation Committee With Respect to Executive Compensation

  The following report of the Compensation Committee required by the rules of the SEC to be included in this Proxy Statement shall not be deemed incorporated by reference by any statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.

 Executive Compensation Philosophy:

  The fundamental compensation philosophy of the Board of Directors is that there should be a substantial and meaningful connection between executive compensation and stockholder value. Under the supervision of the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of outside directors and which also administers the EICP, the Company's prior Stock Incentive Plan for Corporate Officers and Management Staff (the "Stock Incentive Plan") and the Company's prior stock option plans, the Company has developed and implemented compensation policies, plans and programs designed to enhance the quality of health care services as well as increase stockholder value by aligning closely the financial interests of the Company's executive officers with those of its stockholders. In furtherance of these goals, annual base salaries are intended to serve as only a portion of an executive's total achievable compensation. The Board of Directors believes that attracting and retaining executives of high quality is essential to the Company's growth and success. The Board of Directors further believes that the long term success of the Company is enhanced by a comprehensive compensation program that includes different types of incentives for motivating executives and rewarding outstanding service, including awards that link compensation to applicable measures of Company performance. The Company relies to a large degree on annual and long-term incentive compensation to attract and retain executives of outstanding ability and to motivate them to perform to the full extent of their abilities. Both the annual and long-term components of the incentive compensation policy are closely tied to quality of health care services provided, profitability and stockholder value. In years of outstanding achievement, executive officers will be substantially rewarded for their respective contributions to the Company's success through a combination of cash and stock-based incentive awards.

 The EICP:

  The EICP, which was approved by the stockholders in 1996, is a comprehensive executive compensation plan which provides for grants of performance or annual incentive awards that may be settled in cash, stock or other property, as well as stock options, SARs, restricted stock, deferred stock and other stock-related awards. See "PROPOSAL TO AMEND 1996 EXECUTIVE INCENTIVE COMPENSATION PLAN" for a more detailed description of the EICP.

 Executive Officer Compensation:

  The Company's current total compensation program for executive officers consists of both cash and stock-based compensation. The annual cash compensation consists of a base salary determined at the beginning of each calendar year and the awarding of incentive bonuses pursuant to the EICP, as described below. The base salaries are fixed at levels that the Committee believes to be generally below amounts paid to highly qualified senior executives at other large companies engaged in similar businesses as the Company. Salaries are reviewed on an annual basis and may be increased at that time based on (i) the Committee's consensus that the individual's contribution to the Company has increased and (ii) increases in competitive pay levels.

  In general, annual cash compensation incentives for executives are intended to reflect the Company's belief that management's contribution to improving the quality of health care services and stockholder return are related to earnings growth. Under the current incentive compensation program under the EICP (which parallels the prior Incentive Compensation Plan), a bonus (calculated as a percentage of base salary) is paid to participants for each year in which the Company achieves, in audited fiscal year-end results, at least 75% of its profit plan. Each participant in this incentive compensation program is in one of seven bonus categories (ranging from 20% to 100% of base salary), and his proportionate share of the annual bonus depends upon the profit percentage achieved by the Company. Participants in this incentive compensation program are selected and assigned to bonus categories by the Committee, and all of the Company's executive officers are participants.

  Long-term incentives are currently intended to be provided through the grant of stock options and contingent stock awards. Under the EICP, the Committee has the authority to determine the individuals to whom stock options are granted, the terms on which option grants are made, and the term of and the number of shares subject to each option. Through the grant of stock options, the objective of aligning executive officers' long-range interests with improving health care services and stockholder return are met by providing the executive officers with the opportunity to build a meaningful stake in the Company. In granting stock options to the Company's senior management, the Committee reviews and considers the individual awards, taking into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each option grantee.

  Under the current stock incentive program under the EICP (which parallels the prior Stock Incentive Plan), the Committee has the authority to award shares of Common Stock to all executive officers and senior managers of the Company. In making such awards, the Committee considers all of the factors discussed, and follows the procedure described, in the preceding paragraph.

  Stock awards under the prior Stock Incentive Plan and the stock incentive program under the EICP are generally contingent upon completion of four additional years of employment with the Company. The market value as of the award grant date of the shares credited to an executive's contingent award account for any fiscal year may not exceed 100% of the executive's bonus for the same year under the incentive compensation program discussed above. No shares are issued or reserved for the executive's account at the time of an award, but are instead issued after the fourth anniversary of the award grant date, provided the executive is still an employee of the Company. During Fiscal 1999, the Company recorded $1,500,000 of deferred compensation expense in respect of such stock awards.

  Executive officers may also participate in the Company's Retirement Savings Plan, a 401(k) plan, which includes both employer and employee contributions. In addition, the Company has a deferred compensation program which provides payments to key executive employees selected by the Board of Directors who reach normal retirement age. The amount of the benefit provided each executive is at the discretion of the Board. See "EXECUTIVE COMPENSATION--Supplemental Executive Retirement Plan."

 Chief Executive Officer Compensation:

  The key performance measure used to determine Mr. Schoen's Fiscal 1999 compensation package was the Committee's assessment of his ability and dedication to provide the leadership and vision necessary to enhance the long-term value of the Company.

  Pursuant to the terms of his employment agreement with the Company (see "EXECUTIVE COMPENSATION--Employment Agreements"), which was approved by the Board of Directors in 1992, Mr. Schoen's annual salary is $400,000, subject to cost of living increases by the Board of Directors. For Fiscal 1999, his salary amounted to $581,250. The Committee believes that Mr. Schoen's salary is fixed at a level which is below the amounts paid to other chief executive officers with comparable qualifications, experience, responsibilities and proven results at other large companies engaged in similar businesses.

  Consistent with the Company's executive compensation philosophy, Mr. Schoen's total compensation package depends largely on annual and long-term incentive compensation. The annual incentive component is currently made up of a cash bonus under the incentive compensation program under the EICP, paid after the end of the fiscal year and based on the quality of health care services delivered by the Company's hospitals and the profitability of the Company. The long-term incentive component currently takes the form of stock options and contingent stock awards under the EICP. Mr. Schoen is also eligible to receive other Awards under the EICP. Both the annual and long-term components of Mr. Schoen's incentive compensation are variable and closely tied to corporate performance in a manner which encourages dedication to improving health care services and building stockholder value.

  In evaluating the performance and setting the incentive compensation of Mr. Schoen as the Company's Chief Executive Officer, the Committee has taken particular note of outstanding QSM patient satisfaction survey results during Fiscal 1999. QSM is a quality management program that questions patients on various topics relating to health care services and compares the results against specific patient-care objectives set by management and staff physicians. In addition, the Committee considered Mr. Schoen's leadership in the Company's acquisition of three hospital systems during Fiscal 1999, increasing the Company's licensed beds by 22%, as well as substantial annual increases in the Company's stockholder value since 1991, despite a decline during Fiscal 1999.

  Among the key indicators of the Company's performance in Fiscal 1999, net patient service revenue increased 19.1% from $1,138.9 million in Fiscal 1998 to $1,355.7 million in Fiscal 1999, and net income increased 9.5% from $136.8 million in Fiscal 1998 to $149.8 million in Fiscal 1999. Diluted earnings per share increased 9.3% from $.54 in Fiscal 1998 to $.59 in Fiscal 1999. In addition, the Company has paid seven 3-for-2 stock splits in the form of stock dividends since April 1992.

  In addition to leading the Company to outstanding financial achievements, Mr. Schoen has established a strong record in the areas of quality of health care services provided, innovation and management efficiency, and has built a strong management team and aggressively pursued new areas for growth. He has been the architect of the Company's industry niche and its successful acquisition strategy.

  Mr. Schoen's short-term and long-term incentive compensation package for Fiscal 1999 includes a cash bonus of $383,625 and a contingent stock award in an amount equal to his cash bonus. Since 1991, Mr. Schoen's compensation package has successfully focused on the importance of improving the health care services delivered by the Company's hospitals as well as increasing stockholder value, by providing him with significant short-term and long-term incentive compensation during periods when performance objectives have been met or exceeded.

                                         Compensation Committee:

                                         Robert A. Knox, Chairman
                                         Kent P. Dauten
                                         Kenneth D. Lewis

Stock Price Performance Graph

  The following graph sets forth a comparison of the cumulative total stockholder return on the Common Stock during the five-year period ended September 30, 1999, based on the market price thereof and taking into account all stock splits in the form of stock dividends paid through Fiscal 1999 year-end, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and companies on the S&P Health Care Sector Index.

                                [LINE GRAPH]
                     COMPARISON of CUMULATIVE TOTAL RETURN
       ASSUMES INITIAL INVESTMENTS OF $100 AND REINVESTMENT OF DIVIDENDS


             Health Management    S & P 500     S & P Health Care Sector
             Associates, Inc.
9/30/94           $100.00          $100.00              $100.00
9/30/95           $130.47          $129.74              $143.38
9/30/96           $228.43          $156.12              $187.80
9/30/97           $288.98          $219.27              $257.11
9/30/98           $375.21          $239.11              $355.47
9/30/99           $159.33          $305.19              $365.60

  Assumes $100 invested on September 30, 1994 in the Company's Common Stock, the companies comprising the Standard & Poor's 500 Stock Index and the companies currently comprising the S&P Health Care Sector Index. Total return assumes reinvestment of dividends.

  There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make nor endorse any predictions as to future stock performance.

  The Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.

                              CERTAIN TRANSACTIONS

  Pursuant to a Registration Agreement dated as of September 2, 1988, certain of the Company's executive officers (William J. Schoen, Earl P. Holland and Stephen M. Ray), and Robert A. Knox, a director of the Company, have certain demand registration rights and "piggyback" registration rights, at the Company's expense, with respect to registration under the Securities Act of all of their shares of Common Stock.

                             PROPOSAL TO AMEND THE
                  1996 EXECUTIVE INCENTIVE COMPENSATION PLAN

  Background of Plan and Description of Amendment: At their 1996 Annual Meeting, the Company's stockholders approved the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan (the "EICP"). The terms of the EICP provide for grants of stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property (collectively, "Awards"). The EICP superseded the Company's 1993 Non-Statutory Stock Option Plan, 1991 Non-Statutory Stock Option Plan, Amended and Restated 1989 Stock Option Plan, Stock Incentive Plan for Corporate Officers and Management Staff, and Incentive Compensation Plan for Corporate Officers and Management Staff (collectively, the "Preexisting Plans"), which terminated the Company's authority to make further grants under the Preexisting Plans.

  Although the types of Awards authorized under the EICP are generally similar to those that were available under the Preexisting Plans, the Board determined in 1995 to adopt the EICP as an entirely new plan in order to respond to a number of changes and proposed changes then pending relating to Rule 16b-3 under the Exchange Act and regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to broaden the types of performance goals that could be set by the Committee and otherwise to add flexibility to annual incentive awards and other performance-based awards intended to qualify for corporate tax deductions under Section 162(m), to increase the number of shares of Common Stock that could be subject to Awards, and otherwise to adopt provisions intended to enable the Committee to better promote the goals and policies of the Company's annual and long-term incentive programs. See "EXECUTIVE COMPENSATION--Report of the Compensation Committee With Respect to Executive Compensation."

  In an effort to ensure that the Company continues to receive the benefits of the EICP, on December 17, 1999, the Board of Directors approved and adopted Amendment No. 6 to the EICP, which amends the formula for determining the total number of shares available for delivery in connection with Awards granted under the EICP by increasing the base number of shares in that formula from 16,875,000 (as adjusted for stock splits since the EICP was originally approved in 1996) to 34,875,000, and directed that Amendment No. 6 be submitted to the stockholders for their approval and adoption at the Meeting.

  The Committee has granted option Awards and contingent stock incentive Awards under the EICP to a number of key employees at various levels of employment, and the Board of Directors believes that such grants have helped to motivate the Company's key employees to excel in their work by aligning their prospects with those of the Company's stockholders. The Company has to date granted to approximately 200 key employees (including the Named Executives) option Awards and contingent stock incentive Awards covering an aggregate of 20,704,326 of the total 22,531,030 shares of Common Stock available under the EICP as of November 30, 1999, leaving only 1,826,704 shares available for delivery in connection with future Awards. Therefore, if this Amendment is not approved, the Company will not be able to make significant additional Awards to new key employees or as further incentive to existing key employees, including the Named Executives. The Board of Directors believes that increasing the number of shares available for delivery in connection with Awards granted under the EICP will greatly assist the Company in continuing to attract, hire, retain and motivate superior employees and thus continue to contribute to increasing the quality of health care services provided by the Company's hospitals and increasing stockholder value.

  The following is a summary of the principal features of the EICP, which is qualified in its entirety by reference to the EICP itself. In view of the comprehensive summary that follows, the Company believes that including a complete copy of the EICP as a part of this Proxy Statement would not serve a useful purpose and therefore has not done so. Any stockholder who wishes to receive a copy of the EICP as heretofore amended may request one by writing to Timothy R. Parry, Vice President, General Counsel and Corporate Secretary, at Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, or calling Mr. Parry at (941) 598-3176.

  Shares Subject to EICP; Annual Per-Person Limitations: Under the EICP, the total number of shares of Common Stock presently reserved and available for delivery to participants in connection with Awards is (i) 16,875,000 (the "Base Number of Shares"), plus (ii) any shares of Common Stock that were available under the Preexisting Plans as of the December 12, 1995 effective date of the EICP, together with any other shares of Common Stock that might thereafter become available under the Preexisting Plans (due to cancellations or forfeitures, etc.), plus (iii) 7% of the number of shares of Common Stock issued by the Company on or before December 1, 1999 (but not thereafter) (other than issuances under the EICP, the Preexisting Plans or any other compensation or benefit plan of the Company). As of November 30, 1999, that number totaled 22,531,030, of which only 1,826,704 shares remained available for delivery in connection with future Awards. If this Amendment is approved by the stockholders, the 16,875,000 Base Number of Shares would increase to 34,875,000 shares, which would increase the aggregate number of shares available for delivery in connection with future Awards to 19,826,704.

  Except as limited by applicable law, shares of Common Stock subject to an Award (or subject to an award under a Preexisting Plan) that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares of Common Stock to the participant, including shares of Common Stock withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to an Award, remain available for Awards under the EICP. Shares of Common Stock issued under the EICP may be either newly issued shares or treasury shares. As of December 10, 1999, the fair market value of the Common Stock was $11.8125 per share, as reported on the New York Stock Exchange.

  In addition, the EICP imposes individual limitations on the amount of certain Awards in order to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of Common Stock, deferred shares of Common Stock, shares granted as a bonus or in lieu of other Company obligations, and other stock-based Awards granted to any one participant may not exceed 6,750,000 (as adjusted for stock splits since the EICP was originally approved in 1996) for each type of such Award, subject to adjustment in certain circumstances. The maximum amount that may be paid out as a final annual incentive award or other cash Award in any fiscal year to any one participant is $2,000,000, and the maximum amount that may be earned as a final performance award or other cash Award in respect of a performance period by any one participant is $4,000,000.

  The Committee is authorized to adjust the limitations described in the preceding paragraph and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

  Eligibility: Executive officers and other officers and employees of the Company or its subsidiaries, including any such person who may also be a director of the Company, are eligible to be granted Awards under the EICP. As of December 10, 1999, approximately 250 people were eligible to participate in the EICP.

  Administration: The EICP is administered by the Committee, each member of which is a "non-employee director" as defined under Rule 16b-3 under the Exchange Act and an "outside director" for purposes of Section 162(m) of the Code. Subject to the terms of the EICP, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares of Common Stock to which Awards will relate, specify times at which Awards will be exercisable or settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the EICP, and make all other determinations which may be necessary or advisable for the administration of the EICP.

  Stock Options and SARs: The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise (or defined "change in control price" following a change in control) over the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but must not be less than the fair market value of a share of Common Stock on the date of the grant, except to the extent of in-the-money awards or cash obligations surrendered by the participant at the time of grant. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment generally is fixed by the Committee, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares, outstanding Awards, or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. SARs granted under the EICP may include "limited SARs" exercisable for a stated period of time following a change in control of the Company, as discussed below. See "EXECUTIVE COMPENSATION--Stock Options" and "--Report of Compensation Committee With Respect to Executive Compensation" as to certain options granted under the EICP. The Company currently has no SARs outstanding.

  Restricted and Deferred Stock: The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the Committee in accordance with the EICP. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the Committee. An Award of deferred stock confers upon a participant the right to receive shares of Common Stock at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

  Dividend Equivalents: The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Common Stock, other Awards, or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of Common Stock, Awards or otherwise as specified by the Committee.

  Bonus Stock and Awards in Lieu of Cash Obligations: The Committee is authorized to grant shares of Common Stock as a bonus free of restrictions, or to grant shares of Common Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

  Other Stock-Based Awards: The Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of shares of Common Stock or the value of securities of or the performance of specified subsidiaries. The Committee determines the terms and conditions of such Awards.

  Limitation on Certain Stock-Based Awards. The EICP provides that (subject to anti-dilution adjustments), if at any time on or after December 1, 1999 the Base Number of Shares is increased, then no more than 15% of such additional shares may be issued in connection with Awards other than options or SARs. Accordingly, if this Amendment is approved by the stockholders, of the 18,000,000 shares added to the Base Number of Shares, only a maximum of 2,700,000 shares would be available for Awards in the form of restricted or deferred stock, bonus stock or other stock-based Awards other than options or SARs.

  Performance Awards, Including Annual Incentive Awards: The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. In addition, the EICP authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares of Common Stock, or other Awards upon achievement of preestablished performance goals during a specified one-year period. Performance awards and annual incentive awards granted to persons the Committee expects will, for the year in which a deduction arises, be Named Executives will, if so intended by the Committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Code Section 162(m). See "EXECUTIVE COMPENSATION--Report of the Compensation Committee With Respect to Executive Compensation" as to incentive Awards granted under the EICP.

  In granting annual incentive or performance awards, the Committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the EICP (including, for example, total stockholder return, net income, pretax earnings, EBITDA, earnings per share and return on investment). During the first 90 days of a fiscal year or performance period, the Committee will determine who will potentially receive annual incentive or performance awards for that fiscal year or performance period, either out of the pool or otherwise. After the end of each fiscal year or performance period, the Committee will determine the amount, if any, of the pool, the maximum amount of potential annual incentive or performance awards payable to each participant in the pool, and the amount of any potential annual incentive or performance award otherwise payable to a participant. The Committee may, in its discretion, determine that the amount payable as a final annual incentive or performance award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount intended to qualify under Code Section 162(m).

  Subject to the requirements of the EICP, the Committee will determine other performance award and annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.

  Other Terms of Awards: Subject to the limitations contained in the EICP, Awards may be settled in the form of cash, shares of Common Stock, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of Common Stock, or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the EICP. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the EICP generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes. Awards under the EICP are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

  Acceleration of Vesting: The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a "change in control" of the Company, as defined in the EICP (including the cash settlement of SARs and "limited SARs" which may be exercisable only in the event of a change in control). In addition, the Committee may provide that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any "change in control." Upon the occurrence of a change in control, limited SARs and other Awards may be cashed out based on a defined "change in control price," which will be the higher of
(i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution, or sale of substantially all assets of the Company, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control.

  Amendment and Termination: The Board of Directors may amend, alter, suspend, discontinue or terminate the EICP or the Committee's authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for any amendment if required by law or regulation or under the rules of any stock exchange on which shares of Common Stock are then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the EICP or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the EICP will terminate at such time as no shares of Common Stock remain available for issuance under the EICP and the Company has no further rights or obligations with respect to outstanding Awards under the EICP.

  Securities Act Registration: The Company has registered all of the shares of Common Stock now reserved and available for delivery under the EICP and the Preexisting Plans pursuant to one or more Registration Statements on Form S-8 previously filed with the SEC. If this Amendment is approved by the stockholders at the Meeting, the Company intends to register the additional shares authorized for issuance under the EICP on a Registration Statement on Form S-8, as soon as practicable.

  Federal Income Tax Consequences of Awards of Options: The following is a brief description of the federal income tax consequences generally arising with respect to Awards of options under the EICP.

  The grant of an option will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.

  Upon a disposition of shares of Common Stock acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares of Common Stock at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares of Common Stock minus the exercise price. Otherwise, a participant's disposition of shares of Common Stock acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

  The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares of Common Stock for the ISO holding periods prior to disposition of the shares.

  Section 162(m) of the Code generally disallows a public company's tax deduction for compensation paid to its five most highly compensated executives in excess of $1 million in any tax year beginning on or after January 1, 1994. However, compensation that qualifies as "performance-based compensation" is excluded from this $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. As discussed above, the Company intends that options granted with an exercise price at least equal to 100% of fair market value of the underlying shares of Common Stock at the date of grant, to employees the Committee expects to be Named Executives at the time a deduction arises in connection with such Awards, qualify as such "performance-based compensation," so that such Awards will not be subject to the Section 162(m) deductibility cap of $1 million.

  The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the EICP. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the EICP should consult a tax advisor as to the tax consequences of participation.

  New Plan Benefits: The following table sets forth the amount and dollar value of all Awards actually received by the Named Executives and by certain other groups of individuals during Fiscal 1999. The benefits or amounts to be received by or allocated to the Named Executives or such groups in the future are not determinable, because Awards are made only at the discretion of the Committee.

                                     Options         Contingent Stock Awards
                              ---------------------- -------------------------
                              Dollar Value Number of Dollar Value   Number of
     Name and Position           ($)(1)      Units      ($)(2)      Units (2)
----------------------------  ------------ --------- -------------  ----------
William J. Schoen, Chairman
 and                                0      1,000,000  $    525,000       27,273
Chief Executive Officer

Earl P. Holland, Vice
 Chairman and                       0        500,000       300,000       15,584
Chief Operating Officer

Joseph V. Vumbacco,
 President and                      0        500,000       350,000       18,182
Chief Administrative Officer

Stephen M. Ray, Executive
 Vice President                     0        200,000        98,400        5,112
and Chief Financial Officer

Timothy R. Parry, Vice
 President,                         0        100,000        73,000        3,792
General Counsel and
 Corporate Secretary

All Executive Officers              0      2,300,000     1,346,400       69,943

All Directors Who Are Not
 Executive                          0              0             0            0
Officers

All Employees Who Are Not
 Executive                          0      1,388,000     1,963,250      101,987
Officers

--------
(1) All of the options shown on the table have an exercise price of $13.00 per share, which is greater than the market value of the Common Stock on December 10, 1999 ($11.8125 per share).
(2) The Awards shown were made in Fiscal 1999 for services rendered during Fiscal 1998. The dollar values shown represent the aggregate market value of the shares awarded on the date of the Awards. The shares are payable to each Award grantee if he remains an employee of the Company on the fourth anniversary of the Award grant date.

  Required Vote and Board Recommendation: The affirmative vote of at least a majority of the shares of Common Stock represented in person or by proxy at the Meeting is required for the approval of this Amendment. The Board of Directors recommends a vote in favor of the proposal to approve and adopt this Amendment to the EICP and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal.

                       SELECTION OF INDEPENDENT AUDITORS

  The firm of Ernst & Young LLP, Certified Public Accountants, served as the independent auditors of the Company for Fiscal 1999, and the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2000. This selection will be presented to the stockholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal. If the stockholders do not approve this selection, the Board of Directors will reconsider its choice.

  The Company has been advised by Ernst & Young LLP that a representative will be present at the Meeting and will be available to respond to appropriate questions. In addition, the Company intends to give such representative an opportunity to make any statements if he should so desire.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  In order for any stockholder proposal to be included in the Company's proxy statement to be issued in connection with the 2001 Annual Meeting of Stockholders, such proposal must be received by the Company no later than September 1, 2000.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that may be presented for action at the Meeting. Should any other matters come before the Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

                                         BY ORDER OF THE BOARD OF DIRECTORS,

                                         Timothy R. Parry,
                                         Corporate Secretary

Dated: December 30, 1999

PROXY                 HEALTH MANAGEMENT ASSOCIATES, INC.
                      2000 Annual Meeting of Stockholders

     The undersigned hereby appoints WILLIAM J. SCHOEN and TIMOTHY R. PARRY, and each and any of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of HEALTH MANAGEMENT ASSOCIATES, INC. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at the Philharmonic Center for the Arts, Daniels Pavilion, 5833 Pelican Bay Blvd., Naples, Florida 34108, on Tuesday, February 15, 2000 at 1:30 p.m., local time, and at any adjournments thereof:

1.     Election of Directors.           FOR all nominees listed below                  WITHHOLD AUTHORITY
                                        (except as marked to the contrary). [_]        to vote for all nominees listed below. [_]

       INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

William J. Schoen     Kent P. Dauten    Robert A. Knox       Charles R. Lees     Kenneth D. Lewis    William E. Mayberry, M.D.

2. Proposal to approve and adopt an amendment to the Company's 1996 Executive Incentive Compensation Plan to increase the base number of shares of Common Stock available for Awards thereunder from 16,875,000 shares to 34,875,000 shares.

                       [_] FOR               [_] AGAINST         [_] ABSTAIN

3. Proposal to approve and ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2000.
                       [_] FOR               [_] AGAINST         [_] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

                 (Continued and to be signed, on reverse side)

     This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the six named nominees for directors and, unless otherwise specified, FOR the other two proposals listed herein and described in the accompanying Proxy Statement. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated December 30, 1999, describing more fully the proposals set forth herein.

                                                Dated:  __________________, 2000

                                                ________________________________

                                                ________________________________
                                                 Signature(s) of stockholder(s)

                                                Please date and sign name
                                                exactly as it appears hereon.
                                                Executors, administrators,
                                                trustees, etc. should so
                                                indicate when signing. If the
                                                stockholder is a corporation,
                                                the full corporate name should
                                                be inserted and the proxy signed
                                                by an officer of the
                                                corporation, indicating his/her
                                                title.